Exhibit 99.01
News Release
FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:

Melissa Martin	Helyn Corcos
Symantec Corp.	Symantec Corp.
408-517-8475	408-517-8324
Melissa_martin@symantec.com	hcorcos@symantec.com
Symantec Reports Strong First Quarter Revenue and Earnings
Results Driven by Strength of Broad Product Portfolio and Solid Execution
CUPERTINO, Calif. — July 30, 2008 — Symantec Corp. (Nasdaq: SYMC) today reported the results of its first quarter of fiscal year 2009, ended July 4, 2008. GAAP revenue for the quarter was $1.650 billion and non-GAAP revenue was $1.655 billion, up 16 percent over the comparable period a year ago.
GAAP Results: GAAP net income for the first quarter of fiscal year 2009 was $187 million, compared to $95 million for the same quarter last year. GAAP diluted earnings per share were $0.22, compared to earnings per share of $0.10 for the same quarter last year.
Non-GAAP Results: Non-GAAP net income for the first quarter of fiscal year 2009 was $342 million, up 30 percent compared to $263 million for the same quarter last year. Non-GAAP diluted earnings per share were $0.40, up 38 percent compared to earnings per share of $0.29 for the year ago quarter. For a detailed reconciliation of our GAAP to non-GAAP results, please refer to the attached condensed consolidated financial statements.
GAAP deferred revenue at the end of the quarter was $3.012 billion. Non-GAAP deferred revenue grew 12 percent to $3.025 billion compared to $2.709 billion at the end of the first quarter of fiscal year 2008.
Cash flow from operating activities for the first quarter of fiscal year 2009 was $414 million, up 18 percent compared to $351 million for the same quarter last year.
“The quarter’s strong growth was driven by our team’s ability to cross-sell and up-sell the breadth of our product portfolio which is reflected in the number of large transactions that include multiple products,” said John W. Thompson, chairman and chief executive officer, Symantec. “The fiscal year is off to a terrific start with solid execution and performance across all segments and geographies.”
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Symantec Reports Strong First Quarter Revenue and Earnings

Financial Highlights
For the quarter, Symantec’s Storage and Server Management segment represented 37 percent of total non-GAAP revenue and grew 20 percent year-over-year. The Consumer business represented 29 percent of total non-GAAP revenue and grew 12 percent year-over-year. The Security and Compliance segment represented 27 percent of total non-GAAP revenue and grew 12 percent year-over-year. Services represented 7 percent of total non-GAAP revenue and grew 35 percent year-over-year.
International revenues represented 52 percent of total non-GAAP revenue in the first quarter of fiscal year 2009 and grew 19 percent year-over-year. The Europe, Middle East and Africa region represented 34 percent of total non-GAAP revenue for the quarter and grew 20 percent year-over-year. The Asia Pacific/Japan revenue for the quarter represented 14 percent of total non-GAAP revenue and grew 20 percent year-over-year. The Americas, including the United States, Latin America and Canada, represented 52 percent of total non-GAAP revenue and increased 13 percent year-over-year.
Second Quarter Fiscal Year 2009 Guidance
For the second quarter of fiscal year 2009, ending Oct. 3, 2008, GAAP revenue is estimated between $1.520 billion and $1.560 billion. GAAP diluted earnings per share are estimated between $0.15 and $0.17.
Non-GAAP revenue for the quarter is estimated between $1.525 billion and $1.565 billion. Non-GAAP diluted earnings per share are estimated between $0.34 and $0.36.
GAAP deferred revenue is expected to be in the range of $2.865 billion and $2.965 billion. Non-GAAP deferred revenue is expected to be in the range of $2.875 billion and $2.975 billion.
Quarterly Highlights
Symantec signed 336 agreements worldwide versus 249 in the same period a year ago with a contract value of more than $300,000 each. Of the 336 agreements, 85 had a value of more than $1 million each versus 48 in the same period a year ago. In the first quarter of fiscal year 2009, nearly 80 percent of the large transactions included multiple products.
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Symantec Reports Strong First Quarter Revenue and Earnings

Symantec signed new or extended agreements with customers including Servizi Bancari Associati SpA, an Italian IT outsourcer that provides centralized IT services for more than 30 Italian national banks; the City of Cape Town; Rabobank, the Dutch-based financial services provider that operates on cooperative principles; TISCALI, an independent telecommunication company; CompSec, a leading provider of technology solutions for the intelligence community; Harris Corporation, an international communications and information technology company; Polkomtel, one of the three largest mobile operators in Poland; and SK Energy, a leading total energy provider in Korea.
Conference Call
Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the first quarter of fiscal year 2009, ended July 4, 2008, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.
About Symantec
Symantec is a global leader in providing security, storage and systems management solutions to help businesses and consumers secure and manage their information. Headquartered in Cupertino, Calif., Symantec has operations in more than 40 countries. More information is available at www.symantec.com.
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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.
Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.
FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements relating to projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward looking statements as a result of future events or developments. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the year ended March 28, 2008.
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Symantec Reports Strong First Quarter Revenue and Earnings

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of SFAS 123(R) and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	July 4,	March 28,
	2008	2008
	(Unaudited)	*
ASSETS
Current assets:
Cash and cash equivalents	$2,045,243	$1,890,225
Short-term investments	241,062	536,728
Trade accounts receivable, net	652,458	758,200
Inventories	28,324	34,138
Deferred income taxes	199,188	193,775
Other current assets	233,381	316,852

Total current assets	3,399,656	3,729,918
Property and equipment, net	1,028,534	1,001,750
Acquired product rights, net	607,600	648,950
Other intangible assets, net	1,197,604	1,243,524
Goodwill	11,312,011	11,207,357
Investment in joint venture	143,819	150,000
Other long-term assets	61,323	55,291
Long-term deferred income taxes	58,521	55,304

Total assets	$17,809,068	$18,092,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$181,326	$169,631
Accrued compensation and benefits	349,055	431,345
Current deferred revenue	2,602,551	2,661,515
Income taxes payable	77,807	72,263
Short-term borrowing	—	200,000
Other current liabilities	222,340	264,832

Total current liabilities	3,433,079	3,799,586
Convertible senior notes	2,100,000	2,100,000
Long-term deferred revenue	409,131	415,054
Long-term deferred tax liabilities	197,069	219,341
Long-term income taxes payable	499,519	478,743
Other long-term liabilities	104,302	106,187

Total liabilities	6,743,100	7,118,911
Stockholders’ equity:
Common stock	8,376	8,393
Additional paid-in capital	9,097,974	9,139,084
Accumulated other comprehensive income	158,637	159,792
Retained earnings	1,800,981	1,665,914

Total stockholders’ equity	11,065,968	10,973,183

Total liabilities and stockholders’ equity	$17,809,068	$18,092,094

*	Derived from audited financials

SYMANTEC CORPORATION
Condensed Consolidated Statements of Income
(In thousands, except earnings per share data)

	Three Months Ended
	July 4,	June 29,
	2008	2007
	(Unaudited)
Net revenues:
Content, subscriptions, and maintenance	$1,290,992	$1,086,518
Licenses	359,330	313,820

Total net revenues	1,650,322	1,400,338
Cost of revenues:
Content, subscriptions, and maintenance	218,574	209,666
Licenses	8,447	11,238
Amortization of acquired product rights	84,961	89,360

Total cost of revenues	311,982	310,264

Gross profit	1,338,340	1,090,074
Operating expenses:
Sales and marketing	662,819	568,530
Research and development	231,435	225,578
General and administrative	92,766	85,845
Amortization of other purchased intangible assets	55,379	56,925
Restructuring	17,005	19,000

Total operating expenses	1,059,404	955,878
Operating income	278,936	134,196
Interest income	17,988	20,821
Interest expense	(9,569)	(6,291)
Other income (expense), net	(61)	1,266

Income before income taxes and loss from unconsolidated entity	287,294	149,992
Provision for income taxes	94,421	54,786
Loss from unconsolidated entity	6,181	—

Net income	$186,692	$95,206

Earnings per share — basic	$0.22	$0.11
Earnings per share — diluted	$0.22	$0.10
Weighted-average shares outstanding — basic	838,564	891,642
Weighted-average shares outstanding — diluted	853,994	910,302

SYMANTEC CORPORATION
Condensed Consolidated Statement of Cash Flows
(In thousands)

	Three Months Ended
	July 4,	June 29,
	2008	2007
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$186,692	$95,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,056	213,445
Stock-based compensation expense	44,847	40,743
Deferred income taxes	14,717	(25,119)
Income tax benefit from the exercise of stock options	9,945	9,863
Excess income tax benefit from the exercise of stock options	(9,033)	(9,044)
Loss from unconsolidated entity	6,181	—
Other	6,160	(260)
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	118,885	141,391
Inventories	5,824	7,706
Accounts payable	(8,665)	12,682
Accrued compensation and benefits	(90,906)	(16,480)
Deferred revenue	(70,266)	(110,004)
Income taxes payable	(30,592)	19,392
Other assets	80,673	20,329
Other liabilities	(50,942)	(48,541)

Net cash provided by operating activities	413,576	351,309
INVESTING ACTIVITIES:	—
Purchase of property and equipment	(57,695)	(74,688)
Proceeds from sale of property and equipment	—	903
Cash payments for business acquisitions, net of cash and cash equivalents acquired	(166,356)	(840,568)
Purchases of available-for-sale securities	(172,596)	(300,531)
Proceeds from sales of available-for-sale securities	471,998	103,611

Net cash provided by (used in) investing activities	75,351	(1,111,273)
FINANCING ACTIVITIES:
Repurchase of common stock	(199,998)	(499,995)
Net proceeds from sales of common stock under employee stock benefit plans	74,987	62,163
Repayment of short-term borrowing	(200,000)	—
Excess income tax benefit from the exercise of stock options	9,033	9,044
Repayment of other long-term liability	(1,842)	(5,333)
Tax payments related to restricted stock issuance	(14,768)	(2,939)

Net cash used in financing activities	(332,588)	(437,060)
Effect of exchange rate fluctuations on cash and cash equivalents	(1,321)	12,039

Increase (decrease) in cash and cash equivalents	155,018	(1,184,985)
Beginning cash and cash equivalents	1,890,225	2,559,034

Ending cash and cash equivalents	$2,045,243	$1,374,049

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue, GAAP Net Income and GAAP Earnings Per Share to
Non-GAAP Revenue, Non-GAAP Net Income and Non-GAAP Earnings Per Share
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 4,	June 29,
	2008	2007
NET REVENUES:
GAAP net revenues:	$1,650,322	$1,400,338
Deferred revenue related to acquisitions (1)	4,771	22,506

Non-GAAP net revenues	$1,655,093	$1,422,844

NET INCOME:
GAAP net income:	$186,692	$95,206
Deferred revenue related to acquisitions (1)	4,771	22,506
Stock-based compensation (2)	44,847	40,744
Amortization of other purchased intangible assets (3)	84,961	56,925
Amortization of acquired product rights (3)	55,379	89,360
Restructuring (4)	17,005	19,000
Write-down of assets (5)	(411)	—
Executive incentive bonuses (6)	(396)	1,802
Integration (7)	—	441

Unconsolidated entity:
Amortization of other intangible assets (3)	1,370	—
Income tax effect on above items (8)	(52,438)	(63,286)

Non-GAAP net income	$341,780	$262,698

NET EARNINGS PER SHARE — DILUTED:
GAAP earnings per share	$0.22	$0.10
Stock-based compensation adjustment per share, net of tax (2)	0.04	0.04
Remaining non-GAAP adjustments per share, net of tax (1,3-8)	0.14	0.15

Non-GAAP earnings per share	$0.40	$0.29

WEIGHTED-AVERAGE SHARES OUTSTANDING — DILUTED:
Shares used to compute GAAP and non-GAAP net income per share	853,994	910,302

The non-GAAP financial measures included in the tables above are non-GAAP net revenues, non-GAAP net income and non-GAAP earnings per share, which adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, write-downs of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

(1)	Fair value adjustment to deferred revenue. We have completed several business combinations and acquisitions for a variety of strategic purposes over the past few years. As is the case with our existing business, at the time of acquisition, these acquired businesses recorded deferred revenue related to past transactions for which revenue would be recognized in future periods as revenue recognition criteria are satisfied. The purchase accounting entries for these acquisitions require us to write down a portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with certain types of deferred revenue that were excluded as a result of these purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired businesses in a manner consistent with the revenue recognition for our pre-existing products and services. We believe that the inclusion of this revenue provides useful information to our management, as well as to investors.

(2)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with Statement of Financial Accounting Standards Number 123(R), or SFAS 123(R). When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Further, we believe it is useful to investors to understand the impact of SFAS 123(R) to our results of operations. For the quarters ended July 4, 2008 and June 29, 2007, respectively, stock-based compensation was allocated as follows:

	Three Months Ended
	July 4,	June 29,
	2008	2007
Cost of revenues	$3,636	$4,396
Sales and marketing	19,360	14,463
Research and development	13,127	14,167
General and administrative	8,724	7,718

Total stock based compensation	$44,847	$40,744

(3)	Amortization of acquired product rights and other intangible assets. When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. Similarly, we adjust our share of the loss from unconsolidated entity for amortization related to the intangible assets of the joint venture. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(4)	Restructuring. We have engaged in various restructuring activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services, and excess facilities. Each restructuring has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

(5)	Write-down of assets. During the December 2007 quarter, we recorded a $1.2 million write-down on a facility classified as held for sale. In the first quarter of fiscal year 2009, we reduced that write-down to reflect current market conditions. We do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

(6)	Executive incentive bonuses. We have excluded bonuses related to acquisitions and executive sign-on bonuses for newly hired executives. We expect the benefit from these hires and retentions to extend over an indeterminate future period, but under GAAP we are required to expense the entire cost of the bonus in the period paid. We exclude these amounts to provide better comparability of the periods that include and do not include these charges. We believe that investors benefit from an understanding of our operating results for the periods presented without giving effect to these charges.

(7)	Integration. These charges consist of expenses incurred for consulting services and other professional fees associated with integration activities of acquisitions. Because these expenses are non-recurring and unique to specific acquisitions, we believe they are not indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.

(8)	Income tax effect on above items. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP adjustments on non-GAAP net income.

SYMANTEC CORPORATION
Reconciliation of GAAP Revenue Components to Non-GAAP Revenue Components
(In thousands)
(Unaudited)

	FY 2009			Three Months Ended Jul 4, 2008
	Non-GAAP			Non-GAAP
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Net Revenues	$1,650,322	$4,771	$1,655,093	$1,650,322	$4,771	$1,655,093

Revenue by Segment: (2)
Security & Compliance Group	$445,647	$3,276	$448,923	$445,647	$3,276	$448,923
Storage and Server Management Group	615,156	659	615,815	615,156	659	615,815
Consumer	472,331	808	473,139	472,331	808	473,139
Services	116,713	27	116,740	116,713	27	116,740
Other	$475	$1	$476	$475	$1	$476

Revenue by Geography:
Americas (3)	$861,454	$3,793	$865,247	$861,454	$3,793	$865,247
EMEA	557,839	810	558,649	557,839	810	558,649
Asia Pacific/Japan	$231,029	$168	$231,197	$231,029	168	$231,197
Total U.S. Revenue	$785,305	$3,782	$789,087	$785,305	$3,782	$789,087
Total International Revenue	$865,017	$989	$866,006	$865,017	$989	$866,006

	FY 2008			Three Months Ended Mar 28, 2008			Three Months Ended Dec 28, 2007			Three Months Ended Sep 28, 2007			Three Months Ended Jun 29, 2007
	Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Net Revenues	$5,874,419	$62,770	$5,937,189	$1,539,741	$8,246	$1,547,987	$1,515,251	$13,775	$1,529,026	$1,419,089	$18,243	$1,437,332	$1,400,338	$22,506	$1,422,844

Revenue by Segment: (2)
Security & Compliance Group	$1,609,468	$38,740	$1,648,208	$423,026	$5,900	$428,926	$410,249	$8,674	$418,923	$388,524	$10,961	$399,485	$387,669	$13,205	$400,874
Storage and Server Management Group	2,136,307	15,386	2,151,693	561,076	1,834	562,910	561,695	3,460	565,155	507,956	4,398	512,354	505,580	5,694	511,274
Consumer	1,746,089	—	1,746,089	448,625	—	448,625	440,206	—	440,206	433,508	—	433,508	423,750	—	423,750
Services	380,620	8,642	389,262	106,143	510	106,653	102,606	1,641	104,247	88,773	2,884	91,657	83,098	3,607	86,705
Other	$1,935	$2	$1,937	$871	$2	$873	$495	$—	$495	$328	$—	$328	$241	$—	$241

Revenue by Geography:
Americas (3)	$3,095,492	$42,482	$3,137,974	$799,756	$6,051	$805,807	$779,817	$9,258	$789,075	$764,470	$12,222	$776,692	$751,449	$14,951	$766,400
EMEA	1,963,319	17,349	1,980,668	520,049	1,794	521,843	524,981	3,879	528,860	460,485	5,191	465,676	457,804	6,485	464,289
Asia Pacific/Japan	$815,608	$2,939	$818,547	$219,936	$401	$220,337	$210,453	$638	$211,091	$194,134	$830	$194,964	$191,085	$1,070	$192,155

Total U.S. Revenue	$2,814,444	$41,783	$2,856,227	$729,095	$5,980	$735,075	$708,186	$9,080	$717,266	$695,517	$12,027	$707,544	$681,646	$14,696	$696,342
Total International Revenue	$3,059,975	$20,987	$3,080,962	$810,646	$2,266	$812,912	$807,065	$4,695	$811,760	$723,572	$6,216	$729,788	$718,692	$7,810	$726,502

	FY 2007			Three Months Ended Mar 30, 2007			Three Months Ended Dec 29, 2006			Three Months Ended Sep 29, 2006			Three Months Ended Jun 30, 2006
	Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP			Non-GAAP
	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP	GAAP	Adjustments (1)	Non-GAAP
Net Revenues	$5,199,366	$53,298	$5,252,664	$1,357,217	$7,565	$1,364,782	$1,315,873	$10,468	$1,326,341	$1,260,408	$12,984	$1,273,392	$1,265,868	$22,281	$1,288,149

Revenue by Segment: (2)
Security & Compliance Group	$1,408,906	$3,779	$1,412,685	$360,722	$572	$361,294	$361,467	$823	$362,290	$340,452	$948	$341,400	$346,265	$1,436	$347,701
Storage and Server Management Group	1,906,607	49,317	1,955,924	501,790	6,993	508,783	479,758	9,645	489,403	459,151	12,036	471,187	465,908	20,643	486,551
Consumer	1,590,505	—	1,590,505	408,200	—	408,200	406,145	—	406,145	394,382	—	394,382	381,778	—	381,778
Services	293,226	202	293,428	86,439	—	86,439	68,517	—	68,517	66,356	—	66,356	71,914	202	72,116
Other	$122	$—	$122	$66	$—	$66	$(14)	$—	$(14)	$67	$—	$67	$3	$—	$3

Revenue by Geography:
Americas (3)	$2,840,570	$35,495	$2,876,065	$729,747	$4,711	$734,458	$720,611	$6,832	$727,443	$696,367	$9,071	$705,438	$693,845	$14,881	$708,726
EMEA	1,644,177	13,244	1,657,421	442,395	2,339	444,734	417,813	2,987	420,800	386,422	3,166	389,588	397,547	4,752	402,299
Asia Pacific/Japan	$714,619	$4,559	$719,178	$185,075	$515	$185,590	$177,449	$649	$178,098	$177,619	$747	$178,366	$174,476	$2,648	$177,124

Total U.S. Revenue	$2,560,194	$33,403	$2,593,597	$654,748	$4,401	$659,149	$650,721	$6,467	$657,188	$628,614	$8,659	$637,273	$626,111	$13,876	$639,987
Total International Revenue	$2,639,172	$19,895	$2,659,067	$702,469	$3,164	$705,633	$665,152	$4,001	$669,153	$631,794	$4,325	$636,119	$639,757	$8,405	$648,162

The non-GAAP financial measures included in the tables above are non-GAAP net revenues, non-GAAP net income and non-GAAP earnings per share, which adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring charges, charges related to the amortization of intangible assets and acquired product rights, write-downs of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

(1)	We have completed several business combinations and acquisitions for a variety of strategic purposes over the past few years. As is the case with our existing business, at the time of acquisition, these acquired businesses recorded deferred revenue related to past transactions for which revenue would be recognized in future periods as revenue recognition criteria are satisfied. The purchase accounting entries for these acquisitions require us to write down a portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with certain types of deferred revenue that were excluded as a result of these purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired businesses in a manner consistent with the revenue recognition for our pre-existing products and services. We believe that the inclusion of this revenue provides useful information to our management, as well as to investors.

(2)	During the first quarter of fiscal year 2009, Altiris service revenue was reclassified from the Security and Compliance segment to the Services segment. Data shown from the prior periods have been reclassified to match the current reporting structure.

(3)	The Americas includes the United States, Latin America, and Canada.

SYMANTEC CORPORATION
Reconciliation of GAAP deferred revenue
to Non-GAAP deferred revenue
(in thousands)
(Unaudited)

	As of:
	Jul 04, 2008	Mar 28, 2008	Dec 28, 2007	Sep 28, 2007	Jun 29, 2007	Mar 30, 2007	Dec 29, 2006	Sep 29, 2006	Jun 30, 2006
Deferred revenue reconciliation
GAAP deferred revenue	$3,011,682	$3,076,569	$2,877,173	$2,598,597	$2,664,775	$2,753,783	$2,559,201	$2,325,355	$2,305,334
Add back:
Deferred revenue related to acquisitions (1)	12,834	11,662	19,856	25,888	44,007	17,958	25,448	22,263	35,247

Non-GAAP deferred revenue	$3,024,516	$3,088,231	$2,897,029	$2,624,485	$2,708,782	$2,771,741	$2,584,649	$2,347,618	$2,340,581

We include certain non-GAAP revenue and deferred revenue components in the tracking and forecasting of our revenue and management of our business. This includes non-GAAP revenue associated with deferred revenue that was excluded as a result of purchase accounting adjustments related to acquisitions. We believe the non-GAAP deferred revenue measures set forth above are useful to investors, and such items are used by our management, because this revenue is reflective of our ongoing operating results.

(1)	We have completed several business combinations and acquisitions for a variety of strategic purposes over the past few years. As is the case with our existing business, at the time of acquisition, these acquired businesses had recorded deferred revenue related to past transactions for which revenue would be recognized in future periods as revenue recognition criteria are satisfied. The purchase accounting entries for these acquisitions require us to write down a portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back certain types of deferred revenue that were excluded as a result of these purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired businesses in a manner consistent with the revenue recognition for our pre-existing products and services. We believe that the inclusion of this deferred revenue provides useful information to our management, as well as to investors.

SYMANTEC CORPORATION
Guidance — Reconciliation of Projected GAAP Revenue, GAAP Deferred Revenue and GAAP Earnings per Share
to Non-GAAP Revenue, Deferred Revenue and Earnings per Share
(Unaudited)

Three Months Ended:
October 3, 2008
Revenue reconciliation (in millions)
GAAP revenue range	$1,520 – $1,560
Add back:
Deferred revenue related to acquisitions (1)	5

Non-GAAP revenue range	$1,525 – $1,565

Earnings per share reconciliation
GAAP earnings per share range	$0.15 – $0.17
Add back:
Stock-based compensation, net of tax (2)	0.04
Deferred revenue related to acquisitions, amortization of acquired product rights and other intangible assets, and restructuring net of tax (1,3,4)	0.15

Non-GAAP earnings per share range	$0.34 – $0.36

As of :
October 3, 2008
Deferred revenue reconciliation (in millions)
GAAP deferred revenue range	$2,865 – $2,965
Add back:
Deferred revenue related to acquisitions (1)	10

Non-GAAP deferred revenue range	$2,875 – $2,975

We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s operating performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers. These measures are used by our management for the reasons associated with each of the adjusting items as described below.

(1)	Fair value adjustment to deferred revenue. We have completed several business combinations and acquisitions for a variety of strategic purposes over the past few years. As is the case with our existing business, at the time of acquisition, these acquired businesses recorded deferred revenue related to past transactions for which revenue would be recognized in future periods as revenue recognition criteria are satisfied. The purchase accounting entries for these acquisitions require us to write down a portion of this deferred revenue to its then current fair value. Consequently, in post acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with certain types of deferred revenue that were excluded as a result of these purchase accounting adjustments, as we believe that this provides information about the operating impact of the acquired businesses in a manner consistent with the revenue recognition for our pre-existing products and services. We believe that the inclusion of this revenue and deferred revenue provides useful information to our management, as well as to investors.

(2)	Stock-based compensation. Consists of expenses for employee stock options, restricted stock units, restricted stock awards and our employee stock purchase plan determined in accordance with Statement of Financial Accounting Standards Number 123(R), or SFAS 123(R). When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Further, we believe it is useful to investors to understand the impact of SFAS 123(R) to our results of operations.

(3)	Amortization of acquired product rights and other intangible assets. When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. Similarly, we adjust our share of the loss from unconsolidated entity for amortization related to the intangible assets of the joint venture. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(4)	Restructuring. We have engaged in various restructuring activities over the past several years that have resulted in costs associated with severance, benefits, outplacement services, and excess facilities. Each restructuring has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results and that investors benefit from an understanding of our operating results without giving effect to them.